EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shouren Zhao, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of China Runji Cement Inc. for the period ended February 28, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Runji Cement Inc.

Dated: April 19, 2011

/s/ Shouren Zhao
Shouren Zhao
Chairman, Chief Executive Officer and President (Principal Executive Officer)
China Runji Cement Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Runji Cement Inc. and will be retained by China Runji Cement Inc. and furnished to the Securities and Exchange Commission or its staff upon request.